CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated December 8, 2000 relating to the financial statements and financial highlights of John Hancock Financial Industries Fund and John Hancock Regional Bank Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Financial Highlights" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
February 26, 2001